Exhibit 25.1


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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
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                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF
                 A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
              A TRUSTEE PURSUANT TO SECTION 305(b)(2) -------
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                          THE CHASE MANHATTAN BANK
            (Exact name of trustee as specified in its charter)


New York                                                         13-4994650
(State of incorporation                                    (I.R.S. employer
if not a national bank)                                 identification No.)

270 Park Avenue
New York, New York                                                    10017
(Address of principal executive offices)                         (Zip Code)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue
                          New York, New York 10017
                            Tel: (212) 270-2611
         (Name, address and telephone number of agent for service)
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                         Jones Apparel Group, Inc.
            (Exact name of obligor as specified in its charter)

                    Jones Apparel Group Holdings, Inc.
            (Exact name of obligor as specified in its charter)

                       Jones Apparel Group USA, Inc.
            (Exact name of obligor as specified in its charter)

Pennsylvania                                                     06-0935166
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

Delaware                                                         51-0384507
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

Pennsylvania                                                     23-2978516
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

250 Rittenhouse Circle
Bristol, Pennsylvania                                                 19007
(Address of principal executive offices)                         (Zip Code)

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                   6.25% Senior Notes Due October 1, 2001
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                                  GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b) Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                 SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 25nd day of January, 1999.

                                 THE CHASE MANHATTAN BANK


                                 By /s/ Sheik Wiltshire
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                                   Sheik Wiltshire, Second Vice President

                               Exhibit 7 to Form T-1


                                 Bank Call Notice

                              RESERVE DISTRICT NO. 2
                        CONSOLIDATED REPORT OF CONDITION OF

                             The Chase Manhattan Bank
                   of 270 Park Avenue, New York, New York 10017
                      and Foreign and Domestic Subsidiaries,
                      a member of the Federal Reserve System,

                  at the close of business September 30, 1998, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                               Dollar Amounts
                     ASSETS                                      in Millions


Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin .............................                $ 11,951
     Interest-bearing balances .....................                   4,551
Securities:
Held to maturity securities ........................                   1,740
Available for sale securities ......................                  48,537
Federal funds sold and securities purchased under
     agreements to resell ..........................                  29,730
Loans and lease financing receivables:
     Loans and leases, net of unearned income ......   $127,379
     Less: Allowance for loan and lease losses .....      2,719
     Less: Allocated transfer risk reserve .........          0
     Loans and leases, net of unearned income,         --------
     allowance, and reserve .........................                124,660
Trading Assets ......................................                 51,549
Premises and fixed assets (including capitalized
     leases).........................................                  3,009
Other real estate owned .............................                    272
Investments in unconsolidated subsidiaries and
     associated companies ...........................                    300
Customers' liability to this bank on acceptances
     outstanding ....................................                  1,329
Intangible assets ...................................                  1,429
Other assets ........................................                 13,563
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TOTAL ASSETS ........................................               $292,620
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                                LIABILITIES

Deposits
     In domestic offices .............................               $98,760
     Noninterest-bearing .............................  $39,071
     Interest-bearing ................................   59,689
     In foreign offices, Edge and Agreement,            -------
     subsidiaries and IBF's ..........................                75,403
     Noninterest-bearing .............................  $ 3,877
     Interest-bearing ................................   71,526

Federal funds purchased and securities sold under agree-
ments to repurchase ..................................                34,471
Demand notes issued to the U.S. Treasury .............                 1,000
Trading liabilities ..................................                41,589

Other borrowed money (includes mortgage indebtedness
     and obligations under
     capitalized leases):
     With a remaining maturity of one year or less ...                 3,781
     With a remaining maturity of more than one year .
            through three years.......................                   213
       With a remaining maturity of more than three years                104
Bank's liability on acceptances executed and outstanding               1,329
Subordinated notes and debentures .....................                5,408
Other liabilities .....................................               12,041

TOTAL LIABILITIES .....................................              274,099
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                                  EQUITY CAPITAL

Perpetual preferred stock and related surplus                              0
Common stock ...........................................               1,211
Surplus  (exclude all surplus related to preferred stock)             10,441
Undivided profits and capital reserves .................               6,287
Net unrealized holding gains (losses)
on available-for-sale securities .......................                 566
Cumulative foreign currency translation adjustments ....                  16

TOTAL EQUITY CAPITAL ...................................              18,521
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TOTAL LIABILITIES AND EQUITY CAPITAL ...................            $292,620
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY          )
                                    THOMAS G. LABRECQUE        ) DIRECTORS
                                    WILLIAM B. HARRISON, JR.   )